UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒       Filed by a party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Invesco Real Estate Income Trust Inc.

(Name of Registrant as Specified in its Charter)

Not applicable.

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Invesco

P.O. BOX 8016, CARY, NC 27512-9903



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Meeting Materials: Notice of Meeting and Proxy Statement & Annual Report on Form 10-K

Important Notice Regarding the Availability of Proxy Materials for the Stockholders Meeting To Be Held On November 7, 2024 For Stockholders of Record as of September 10, 2024

Invesco Real Estate Income Trust Inc.

Annual Meeting of Stockholders

Thursday, November 7, 2024 1:00 PM, Central Time

The Union, 2300 N Field Street, 8th Floor Boardroom, Dallas, Texas 75201

For a convenient way to view proxy materials, VOTE, and obtain directions to attend the meeting go to www.proxydocs.com/INREIT

To vote your proxy via the Internet (or by telephone) you will need the 12 digit control number in the box below.

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. This is not a ballot. You cannot use this notice to vote your shares. We encourage you to access and review all of the important information contained in the proxy materials before voting.

Under United States Securities and Exchange Commission rules, proxy materials can be distributed by making them available on the internet.

If you want to receive a paper or e-mail copy of the proxy materials, you must request one. There is no charge to you for requesting a copy. In order to receive a paper package in time for this year's meeting, you must make this request on or before October 28, 2024.

To order paper materials, use one of the following methods.

Internet:
www.investorelections.com/INREIT

Call:
1-866-648-8133

Email:
paper@investorelections.com

* If requesting materials by e-mail, please send a blank e-mail with the 12 digit control number (located below) in the subject line. No other requests, instructions OR other inquiries should be included with your e-mail requesting materials.

Your control number

Have the 12 digit control number located in the box above available when you access the website and follow the instructions.

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InvescoInvesco Real Estate Income Trust Inc. Annual Meeting of Stockholders InvescoTHE BOARD OF DIRECTORS RECOMMENDS A VOTE: FOR ON PROPOSALS 1 AND 2PROPOSAL1. To elect seven (7) directors to the Board of Directors to hold office until the 2025 annual meeting of stockholders.1.01 R. Scott Dennis1.02 James H. Forson1.03 R. David Kelly1.04 Paul S. Michaels1.05 Ray Nixon1.06 Paul E. Rowsey1.07 Beth A. Zayicek2. Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm.